                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          YORK INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

[YORK LOGO]YORK(R) INTERNATIONAL CORPORATION

 Notice of
 2003
 Annual
 Meeting
                        TO THE STOCKHOLDERS:

 Proxy                        You are cordially invited to attend the 2003
 Statement              Annual Meeting of Stockholders of York International
                        Corporation (the "Company"). It will be held at the Company's offices at 3110 North Mead Street, Wichita,
                        Kansas on Thursday, May 22, 2003, at 8:00 a.m., CDT. At the meeting we will:

                              1. Elect a Board of Directors to hold office for
                        one year.

                              2. Ratify the appointment of KPMG LLP as the
                        Company's independent accountants.

                              Stockholders of record at the close of business on
                        March 24, 2003 are entitled to vote at the meeting.

                              If you cannot attend the meeting, PLEASE TAKE THE
                        TIME TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE WE HAVE PROVIDED. MOST STOCKHOLDERS CAN ALSO VOTE THEIR SHARES OVER THE INTERNET OR BY TELEPHONE; VOTING INSTRUCTIONS ARE PRINTED ON YOUR PROXY CARD. A majority of the outstanding shares of common stock must be represented at the meeting in order to transact business and, regardless of the number of shares you own, your proxy is important in fulfilling this requirement. BY PROMPTLY VOTING YOUR SHARES YOU WILL SAVE THE COMPANY THE EXPENSE INVOLVED IN FURTHER COMMUNICATIONS. If you choose to attend the meeting, you may vote in person, even if you have previously sent us your proxy.

                        On behalf of the Company's Board of Directors

                        JANE G. DAVIS
                        Vice President, Secretary and
                        General Counsel

                        April 11, 2003

                                 PROXY STATEMENT

      This proxy statement is being sent to you in connection with the solicitation by the Company of proxies to be voted at the 2003 Annual Meeting of Stockholders, which will be held on May 22, 2003, at 8:00 a.m., CDT, at the Company's offices at 3110 North Mead Street, Wichita, Kansas, and at any adjournment or postponement of the meeting. The Company pays the cost of preparing, printing and mailing this proxy statement. We have retained MacKenzie Partners, Inc. to assist with the solicitation at the Company's expense for a fee of up to $3,000 plus out-of-pocket expenses. In addition to solicitations by mail, regular employees of the Company, without additional compensation, and employees of MacKenzie Partners, Inc. may solicit proxies in person or by telephone. The Company will reimburse brokerage houses and other custodians, nominees, and fiduciaries for the costs of sending proxy materials to stockholders.

      You can revoke your proxy at any time before the time of voting at the Annual Meeting by (1) executing another proxy at a later date, (2) delivering a written notice to any of the persons named in the proxy, or (3) voting in person at the Annual Meeting.

      If you are a holder of record of the Company's common stock at the close of business on March 24, 2003 (the "Record Date"), you are entitled to vote at the Annual Meeting. You are entitled to one vote on each matter presented for each share of stock you own. The proxy committee will vote your proxy at the meeting in accordance with your directions or, if you do not mark any selections, in accordance with the recommendation of the Board of Directors. See "Vote Required to Approve Matters" for a description of quorum and voting requirements and the effect of abstentions and "broker non-votes" on such requirements. On the Record Date, the Company had 39,655,465 shares of common stock outstanding and entitled to vote at the meeting.

      If you plan to attend the Annual Meeting, please keep the admission ticket, which is part of your proxy form. If a broker holds your shares and you would like to attend, please send a written request to the attention of the Corporate Secretary, at our executive offices: York International Corporation, 631 South Richland Avenue, York, Pennsylvania 17403. Please include proof of ownership, such as a brokerage account statement, and we will send you an admission ticket.

      The approximate date when this proxy statement and form of proxy will be mailed to stockholders is April 11, 2003.

                        VOTE REQUIRED TO APPROVE MATTERS

      A quorum for the meeting is a majority of the outstanding shares, represented in person or by proxy. Abstentions, "broker non-votes" (proxies from brokers or nominees indicating they have not received instructions from the beneficial owner as to a matter on which the brokers or nominees do not have discretionary power to vote) and votes withheld will be counted as present for purposes of determining a quorum. Brokers that do not receive instructions are entitled to vote on the election of Directors and the ratification of appointment of auditors.

      The election of each Director requires a plurality of the votes cast. Ratification of the appointment of auditors requires a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes cast.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      Stockholders must submit written proposals by December 15, 2003 in order to be included in the Company's proxy material for the 2004 Annual Meeting of Stockholders. No proposals, including a nomination for election as a Director, received after March 29, 2004 may be brought before the Annual Meeting. Address proposals to Corporate Secretary, York International Corporation, 631 S. Richland Avenue, York, PA 17403. If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

NOMINEES

      The Board of Directors has fixed the number of Directors to be elected at eight. All Directors will serve for a one-year term. The Board of Directors has affirmatively determined that each of the nominees, other than Mr. Young, is independent and has no material relationship with the Company that might interfere with their exercise of independent judgment.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

      The proxy committee will vote in favor of each of the nominees listed below unless you withhold authority to vote for one or more of them.

      We have no reason to believe that any nominee will be unable to serve as a Director. However, if any nominee should become unable to serve, your proxy will be voted for a substitute nominee designated by the Board of Directors. In nominating candidates for the Board of Directors, the Directors take into account certain considerations. The first is that the Board of Directors should have a majority of independent Directors. The second is that nominees should bring experience in a field relevant to the Company's operations, such as manufacturing, marketing, technology or finance. The third is that candidates of different ages, races and genders should be considered in order to provide the Company with the benefits of diversity.

      Name and Age                      Other Positions with the Company                 Director
      on Record Date                    or Nominee's Principal Occupation                  Since
      --------------                    ---------------------------------                  -----
Gerald C. McDonough (74) .............  Chairman of the Board of Directors;                1988
                                        Chairman of G.M. Management Group

Michael R. Young (58) ................  President and Chief Executive Officer              1999

W. Michael Clevy (54) ................  President and Chief Executive Officer of           2000
                                        DESA International LLC

J. Roderick Heller, III (65) .........  Chairman and Chief Executive Officer               2001
                                        of Carnton Capital Associates

Robert F. B. Logan (70) ..............  Retired Chairman of the Board and Chief            1988
                                        Executive Officer of Banc One Arizona
                                        Corporation and Banc One Arizona, NA

Paul J. Powers (68) ..................  Retired Chairman of the Board and Chief            2000
                                        Executive Officer of Commercial Intertech
                                        Corporation

Donald M. Roberts (67) ...............  Retired Vice Chairman and Treasurer of             1988
                                        United States Trust Company of New York
                                        and U.S. Trust Corporation

James A. Urry (49) ...................  Partner, Citigroup Venture Capital                 1992

      Mr. McDonough has been Chairman of G.M. Management Group (strategic advisory services) since 1988. He was Chairman and Chief Executive Officer of Leaseway Holdings, Inc. from 1987 to July 1988 and Chairman and Chief Executive Officer of Leaseway Transportation Corp. from 1982 to 1987. Mr. McDonough is a Director of Associated Estates Realty Corporation.

      Mr. Young has been President and Chief Executive Officer of the Company since February 2000. From November 1999 to February 2000 he was President of the Company's Central Environmental Systems Group. From 1996 to 1999 he was Chief Executive Officer and President of the Company's Bristol Compressors subsidiary. He was President, Chairman and Chief Executive Officer of Evcon Industries, Inc. from 1991 to 1995 and President and Chief Operating Officer of the Company from 1988 to 1989. From 1983 to 1987 he was with Bristol Compressors, Inc., where he served most recently as Chairman, President and Chief Executive Officer.

      Mr. Clevy has been President and Chief Executive Officer of DESA International LLC. since December 2002. From November 1999 to December 2000, he was President and Chief Executive Officer of DESA International Inc. From 1995 to 1999, Mr. Clevy was President and Chief Executive Officer of International Comfort Products and was Chief Operating Officer from 1994 to 1995. From 1971 to 1994 he was with the Carrier Corporation unit of United Technologies Corporation, serving most recently as Vice President Manufacturing and Technology, Carrier North American Operations. DESA International, Inc. filed for voluntary Chapter 11 bankruptcy protection on June 8, 2002.

      Mr. Heller has been Chairman and Chief Executive of Carnton Capital Associates since 1997. During 2000 he was also Chairman and Chief Executive Officer of Financial Passport, Inc. From 1985 to 1997 he was Chairman and Chief Executive Officer of NHP, Inc. Mr. Heller is a Director of Auto-trol Technology Corporation.

      Mr. Logan was Chairman of the Board and Chief Executive Officer of Banc One Arizona Corporation and Banc One Arizona, N.A. from April 1995 until his retirement on March 31, 1996. From April 1993 until April 1995, Mr. Logan was a private business consultant. He was with Valley National Bank, as President and Chief Operating Officer from January 1990 until April 1993 and as Senior Executive Vice President from May 1989 to January 1990. Mr. Logan was President and Chief Operating Officer of Alexander Hamilton Life Insurance Company of North America from October 1988 to April 1989, an independent financial advisor from October 1986 to October 1988, and Group Chief Executive and Deputy Chairman of Samuel Montagu & Co. (Holdings) Limited from March 1985 to July 1986.

      Mr. Powers was Chairman of the Board and Chief Executive Officer of Commercial Intertech Corporation from 1987 until his retirement in April 2000. Prior to that, he was President and Chief Operating Officer from 1984 to 1987 and Group Vice President, Hydraulics from 1982 to 1984. Mr. Powers is a Director of FirstEnergy Corporation, Twin Disc, Inc. and Globalsantefe Inc.

      Mr. Roberts was Vice Chairman and Treasurer of the United States Trust Company of New York and its parent, U.S. Trust Corporation, from February 1990 until his retirement in September 1995. He was Executive Vice President and Treasurer of both companies from January 1989 to February 1990 and Executive Vice President of both companies from November 1979 to January 1989. Mr. Roberts is a Director of Burlington Resources, Inc.

      Mr. Urry is a Partner at Citigroup Venture Capital and has been with Citigroup since 1981. He is a Director of Airxcel, AMI Semiconductor and Intersil.

                              CORPORATE GOVERNANCE

      The business and affairs of our Company are managed by or under the direction of our Board of Directors. The Board reviews and approves operating, financial and other corporate plans, strategies and objectives developed by management. The Board appoints senior managers responsible for conducting the Company's business, sets their compensation and evaluates their performance. It also sees that succession plans are in place. The Board adopts policies concerning corporate conduct, including compliance with applicable laws and regulations.

      The Board of Directors held seven meetings in 2002 and the Committees held a total of twenty meetings. Each of the Directors attended at least 90% of the aggregate of the meetings of the Board and the Committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has the standing Committees described below. Each Committee has a charter and these can be found on our website at www.york.com.

      Audit Committee. The Audit Committee retains, oversees and determines the compensation of the Company's independent auditors and any firm providing internal audit services. The Committee also reviews with the independent auditors, the internal auditors and the Company's management the Company's financial statements and the adequacy and effectiveness of the Company's internal auditing and accounting procedures and its financial controls. The Committee reviews with the Company's general counsel the Company's compliance with its ethics policies and applicable laws and regulations. The members of the Audit Committee, who are all independent Directors as defined by the Rules of the New York Stock Exchange, are Messrs. Roberts, Logan and Urry. The Audit Committee held eight meetings in 2002.

      Compensation Committee. The Compensation Committee determines the compensation of the Company's Directors, CEO, officers, division and subsidiary presidents and general managers and certain other highly compensated employees. It recommends to the Board of Directors the compensation for Directors and the CEO for ratification. The Committee supervises the administration of all benefit plans and other matters affecting executive compensation. The members of the Compensation Committee, who are all independent Directors, are Messrs. Powers, Clevy and Heller. The Compensation Committee held six meetings in 2002.

      Executive Committee. The Executive Committee has the authority to act on behalf of the Board when specific actions must be taken between Board meetings. The members of the Executive Committee are Messrs. Clevy, McDonough, Powers, Roberts, Urry and Young. The Executive Committee held no meetings in 2002.

      Finance Committee. The Finance Committee periodically reviews the Company's financial objectives and capital structure, reviews the funding and investment results of the Company's pension plans, and reviews acquisitions, divestitures, capital expenditures and financing transactions. The members of the Finance Committee, who are all independent Directors, are Messrs. Logan, Heller and Urry. The Finance Committee held four meetings in 2002.

      Nominating and Governance Committee. The Nominating and Governance Committee considers and recommends to the Board nominees for election as Directors and appointments to Committees and makes recommendations to the Board on matters of corporate governance. The Committee has the discretion to consider nominees to the Board recommended to it in writing by stockholders in the manner described in "Date for Submission of Stockholders." The members of the Nominating Committee, who are all independent Directors, are Messrs. McDonough, Clevy, Powers and Roberts. The Nominating and Governance Committee held two meetings in 2002.

DIRECTOR COMPENSATION

      The Company pays Directors who are not employees of the Company an annual retainer of $60,000. The Company does not pay any fee for attendance at Board or Committee meetings. The non-employee Chairman of the Board also receives an annual fee of $265,000 for that service. The Company reimburses Directors for expenses they incur in attending Board of Directors and Committee meetings. Directors who are not employees of the Company do not participate in any pension plans of the Company.

      Directors who are not employees of the Company may elect to defer 100% of their annual retainer under the Company's deferred compensation plan. Amounts deferred are credited to a reserve fund and are invested in one of several investment options selected by the Director.

      On May 24, 2002 each of the non-employee Directors received an option to purchase 4,768 shares of the Company's common stock under the Company's Amended and Restated 2002 Omnibus Stock Plan. Each person who serves as a Director (and is not an employee of the Company) as of the annual meeting of stockholders or who becomes a non-employee Director within six months after that meeting is entitled under the plan to an option to purchase shares of common stock at a price equal to the fair market value of the stock on the date of grant. The number of options currently granted is equivalent to a present value of $60,000, calculated using the Black-Scholes methodology. The options are not exercisable immediately and become exercisable to the extent of 25% of the underlying shares on each of the next four anniversaries of the date of grant, subject to acceleration in the event of certain changes in control of the Company. The options have a ten-year term but expire sooner if the holder ceases to be a Director.

      Directors who are employees of the Company are not compensated for their service as Directors. Mr. Young is the only Director who is an employee of the Company.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

      Relationship of Compensation to Performance

      The Compensation Committee believes that the compensation of the Company's officers should provide a strong incentive to achieve the Company's performance objectives. The objectives, which are established by the Board of Directors together with management, are intended to maximize corporate and divisional performance and, ultimately, deliver strong value to the stockholders. Consequently, in addition to salary, a significant portion of the executive compensation package is delivered in the form of incentives tied to the achievement of a combination of short-term and longer-term performance objectives. The higher the level of responsibility of an officer, the more his or her total compensation depends on the incentive opportunity. Towards this end, the Company used both annual and longer-term incentive programs in 2002. As part of the Company's 2002 Incentive Compensation Plan, annual cash bonuses were offered tied to the achievement of business plan goals for the year. The Company's 2002 Incentive Compensation Plan also contains a Mid-Term Program that provides for an award for achievement of goals over a longer measurement period. In addition, the Compensation Committee grants stock options and may grant restricted stock, designed to provide long-term incentives to key employees and tie their interests directly to those of the Company's stockholders.

      Salaries

      The Compensation Committee determines the base salary for the Chief Executive Officer and recommends it to the Board of Directors for ratification and sets the base salary for each of the other officers based on a number of factors, including level of responsibility, relevant experience, Company and individual performance, and comparable salaries for officers at other comparably sized large industrial corporations. The Committee believes that base salary levels should be positioned to be competitive with the market median of base salaries of companies in comparable industries and that the opportunity to increase compensation above base salaries should be directly related to the achievement of objective performance targets. The Committee retains a prominent executive compensation consulting firm to assist in determining market practice for all forms of executive compensation.

Performance-Based Bonuses

      Annual Cash Program - The Company offers annual cash bonus opportunities under the Annual Cash Program of its Incentive Compensation Plan. Each year, the Company establishes financial objectives for its various business units for the succeeding year which are, in turn, used to establish overall targets for the financial performance of the Company. For 2002, the financial objectives selected were earnings before interest and taxes ("EBIT"), EBIT as a percentage of sales, and average net capital employed as a percentage of sales for the operating divisions, and cash flow, EBIT as a percentage of sales and earnings per share ("EPS") for the Company. The financial objectives are presented to the Compensation Committee, which approves threshold, target, and overachievement goals based on these objectives. Each of the Company's management employees, including its executive officers, is eligible each year to earn a targeted award expressed as a percentage of base salary. The actual award that is paid depends on the extent to which targets are achieved (i.e., the greater the level of performance of the area for which the employee is responsible, the higher the applicable percentage used to calculate his or her bonus).

      Bonuses for each individual are primarily based on the performance of that individual's business unit. In the case of those individuals with responsibility at the corporate level, such as the Chief Executive Officer and other corporate officers, bonuses are based on overall Company performance. Bonus awards paid to the executive officers listed in the Summary Compensation Table are disclosed in that table.

      Mid-Term Program - In 2002, the Board of Directors approved a new Mid-Term Program to drive achievement of strategic imperatives. The objectives for this new program include Return on Net Capital Employed and Earnings Per Share and awards are earned as a percentage of base salary. The objectives for each measurement period are approved by the Compensation Committee.

      A prior Mid-Term Plan, the Performance Unit Plan, remains in effect with respect to grants previously made, with the final plan period ending December 31, 2003. This Performance Unit Plan granted performance units at the beginning of successive 3-year periods based on market competitive data and job responsibilities. At the end of the measurement period, the number of Performance Units earned, if any, is based on the extent to which the established objectives have been met. The value of each Performance Unit earned will be equal to the average of the closing sale price of the Company's common stock during the 120 consecutive trading days ending on the last day of the measurement period.

      In 2000 and 2001 the Compensation Committee approved Mid-Term Performance Objectives under the Performance Unit Plan for the three-year periods from 2000 through 2002, and 2001 through 2003, respectively. The 2000 and 2001 Performance Unit Plan objectives were based solely on total return to stockholders as compared to the Industrial Component of the S&P Midcap 400 Index. A portion (88%) of the 2000 grant vested at the end of 2002. All unvested Performance Units under the 2000 grant expired.

      Stock Awards

      In order to align the interests of management more closely with the long term interests of the Company's stockholders, the Compensation Committee also issues stock options and restricted stock, pursuant to the Company's Amended and Restated 2002 Omnibus Stock Plan. The Committee grants options to individual employees based on its evaluation of a number of factors, including level of responsibility, current and expected levels of contribution to the Company, and competitive grant practices in the market. The largest grants are awarded to the most senior executive positions, which, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. Options under the plan may be either incentive stock options or non-qualified stock options at the discretion of the Compensation Committee. In 2002, the Committee granted non-qualified stock options exercisable at fair market value to certain key employees, including certain of the Company's officers. For these individuals, the options will be exercisable in one year. Stock option and restricted stock awards to the executive officers named in the Summary Compensation Table are disclosed in that table. The Company has never repriced any stock options.

      Compensation of Chief Executive Officer

      Mr. Young's 2002 compensation, including base salary, bonus, mid-term incentive and stock option award, was determined by the Compensation Committee in accordance with the criteria described above in the "Relationship of Compensation to Performance," "Salaries," "Performance-Based Bonuses," "Mid-Term Program" and "Stock Awards" sections of this report.

      Mr. Young received an increase in his base compensation in 2002 to $824,000 per annum effective March 1, 2002, which reflects the Compensation Committee's assessment of his performance during the prior year, including improved cash generation and the achievement of cost reductions. Mr. Young received no cash bonus under the Annual Cash Program of the Incentive Compensation Plan for 2002 since the Company did not meet all its corporate targets. Although it met the cash flow target, it did not meet the targets for EBIT as a percentage of sales and earnings per share; attainment of the earnings per share target was a requirement in order for Mr. Young to receive a bonus.

      In 2002, Mr. Young participated in the Company's Mid-Term Incentive Plan. The plan pays out a percentage of base salary based on the level of achievement of Return on Net Capital Employed and Corporate Earnings Per Share at the end of 2004. Mr. Young received a payment of $430,397 under the 2000-2002 Performance Unit Plan. This represented 88% of the target award.

      In 2002, Mr. Young was also awarded an option grant of 100,000 shares of the Company's common stock (on terms described above under "Stock Awards") at the market price on the date of grant, reflecting the view of the Compensation Committee and the Board of Directors of Mr. Young's expected substantial contribution to the future progress and growth of the Company's business.

      Additional details of Mr. Young's compensation over the last three fiscal years are disclosed in the Summary Compensation Table and in other sections of this "Executive Compensation" section.

Stock Ownership Policy

While the Company and the Board have always believed that stock ownership is an important goal, the Committee has decided to formalize its commitment to stock ownership starting in 2003 by instituting stock ownership guidelines for both senior executives and outside Directors of the Company. These ownership guidelines will be expressed as a multiple of salary for executives and retainer for Directors, ranging from two times to five times depending on the position. As part of this new program, the Company will also be making some changes to its incentive programs to better facilitate executive stock ownership over time.

Tax Considerations

      In making its compensation decisions, the Committee considers the effect of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits to $1,000,000 the allowable federal income tax deduction for compensation paid to the Company's Chief Executive Officer and next four most highly compensated officers. The limit on deductibility does not apply to performance-based compensation paid pursuant to a plan approved by the stockholders. The Company has obtained stockholder approval of its Incentive Compensation Plan and does not anticipate that the expense associated with this Plan will be limited by Section 162(m). The Company expects that the expense associated with stock option awards made under the Company's Amended and Restated 1992 Omnibus Stock Plan and the Company's Amended and Restated 2002 Omnibus Stock Plan will not be limited by Section 162(m) since the Company obtained stockholder approval of these Plans. The expense associated with restricted share awards that are not performance-based may be limited under
Section 162(m) and, if that should be the case, the Committee may defer the vesting of such awards until such time as the associated expense is fully deductible.

      In the opinion of the Committee, the Company's performance-based cash compensation system, together with the grant of fair market value options and, in limited circumstances, restricted stock awards, provides all management employees, including executive officers, with an incentive to achieve objective performance targets designed to increase stockholder value.

The Compensation Committee

Paul J. Powers, Chairman
W. Michael Clevy
J. Roderick Heller, III

SUMMARY COMPENSATION TABLE

      The following table sets forth information concerning cash compensation paid by the Company to the Chief Executive Officer and each of the next four most highly compensated executive officers of the Company, based on salary and bonus, for services rendered in all capacities to the Company and its subsidiaries during the three fiscal years ended December 31, 2002.

                                    Annual
                                Compensation (1)                                     Long Term Compensation
                                ----------------                                     ----------------------

                                                                                            Securities
                                                           Other                            Underlying                      All
     Name and                                           Annual Com-     Restricted Stock      Options                   Other Com-
Principal Position    Year   Salary ($)   Bonus ($)   pensation ($)(2)    Awards ($)(3)    Granted (#)(4)  Payouts (5)  pensation(6)
                      ----   ----------   ---------   ----------------    -------------    --------------  -----------  ------------
Michael R. Young      2002     820,031           0         99,294                0            100,000        430,397       15,543
President and Chief   2001     791,672     400,000         87,862                0            100,000         75,962       15,355
Executive Officer     2000     719,780     950,000         64,446                0             75,000         49,233       11,131

Wayne J. Kennedy      2002     452,146     161,480              0                0             20,000        183,628        9,959
Vice President and    2001     420,833      90,000              0                0             20,000         49,753        6,191
President Bristol     2000     383,333     180,000              0                0             10,000         29,782        5,866
Compressors

Peter C. Spellar      2002     461,684     151,366              0                0             25,000        151,505        3,545
Vice President and    2001     441,667     150,000              0                0             25,000         59,825        3,418
President Engineered  2000     388,333     365,994              0                0                  0         36,920        3,130
Systems Group

Thomas Huntington     2002     384,181      67,355              0                0             20,000         31,558        2,517
Vice President and    2001     371,154     110,000              0                0             20,000         13,061          578
President Unitary     2000     183,461     157,500              0                0             20,000          9,242          831
Products Group

C. David Myers        2002     414,716           0              0          710,100 (7)         25,000         91,826        2,061
Executive Vice        2001     370,833     200,000              0                0             20,000         13,449        2,047
President and Chief   2000     297,509     362,250              0                0             16,000          7,433        2,161
Financial Officer

(1) Includes amounts deferred at the election of the officer pursuant to the York International Corporation Investment Plan, a plan established under
      Section 401(k) of the Code and the York International Corporation Executive Deferred Compensation Plan, a non-qualified deferred compensation plan.

(2) "Other Annual Compensation" for Mr. Young includes $38,370 in imputed income relating to the use by Mr. Young of a Company-owned condominium in York, PA and $38,000 in maintenance costs relating to his residence in Wichita, provided in lieu of the cost to the Company of selling his home and farm under the Company's relocation policy.

(3) The restricted stock holdings of the officers and the value of such holdings as of December 31, 2002, based upon the 2002 year-end closing price (net of the purchase price paid by the officer) are as follows: Mr. Myers - 30,750 shares ($785,378). Any dividends payable with respect to common stock will be paid with respect to the restricted stock. Mr. Myers received 3,000 restricted shares in 1999. The stock vests 50% on the second anniversary of the grant and 25% on each of the two subsequent anniversaries. Mr. Myers also received 30,000 restricted shares in 2002. The stock vests 5,000 shares on the third anniversary of the grant, 10,000 shares on the fourth anniversary of the grant, and 15,000 shares on the fifth anniversary of the grant.

(4) Excludes options to purchase common stock at 85% of fair market value through automatic payroll deductions acquired in December 2002 under the 1992 Employee Stock Purchase Plan ("Purchase Plan"), in which Messrs. Young, Kennedy, Spellar, Huntington and Myers each elected to participate. Mr. Young acquired 655 shares, Mr. Kennedy acquired 655 shares, Mr. Spellar acquired 592 shares, Mr. Huntington acquired 462 shares and Mr. Myers acquired 655 shares of common stock.

(5) Represents payouts for the Mid-Term Program under the Incentive Compensation Plan.

(6) Comprises matching contributions by the Company under the York International Investment Plan, and term life insurance premiums for the named individuals for policies with a face amount equal to the individual's base salary, as follows (Mr. Young's insurance premium includes an additional Group Term Life Insurance Policy provided by the Company):

                                                          Investment Plan       Insurance
                                                           Contributions         Premium
                                                           -------------         -------
      Michael R. Young ..................................     $1,417            $ 14,126
      Wayne J. Kennedy ..................................     $    0            $  9,959
      Peter C. Spellar ..................................     $1,420            $  2,125
      Thomas Huntington .................................     $1,595            $    922
      C. David Myers ....................................     $1,700            $    361

(7) Consists of a grant of 30,000 shares of time-based restricted stock, valued at the market price of the Common Stock on November 22, 2002, the date of grant. The stock vests as described in footnote (3) above.

OPTION GRANTS

      The following table shows, as to each person named, the options to purchase common stock granted by the Company in 2002 under the Amended and Restated 1992 Omnibus Stock Plan. The grants do not include options to purchase Company stock through automatic payroll deductions under the Employee Stock Purchase Plan (see note (4) to the Summary Compensation Table above).

                              OPTION GRANTS IN 2002

                                            Individual Grants
                           -----------------------------------------------------
                                              % of
                            Number of         Total
                            Securities       Options                                Potential Realizable Value at Assumed Annual
                            Underlying       Granted                                Rates of Stock Price Appreciation for Option
                             Options          to All     Exercise                           Term (End of Year Value) (1)
                             Granted        Employees    Price Per    Expiration    --------------------------------------------
        Name               (Shares) (2)      in 2002       Share         Date           0%           5% (3)           10% (3)
        ----               ------------      -------       -----         ----           --           ------           -------
M. R. Young .............    100,000           12%         35.22       3/27/12          0          $2,215,000        $5,613,000
W. J. Kennedy ...........     20,000            2%         35.22       3/27/12          0             443,000         1,122,600
Peter C. Spellar ........     25,000            3%         35.22       3/27/12          0             553,750         1,403,250
T. Huntington ...........     20,000            2%         35.22       3/27/12          0             443,000         1,122,600
C. D. Myers .............     25,000            3%         35.22       3/27/12          0             553,750         1,403,250

----------
(1) Represent arbitrarily assumed rates of appreciation of the common stock price, mandated by the Securities and Exchange Commission's rules, compounded annually over the term of the option and are not intended to forecast possible future appreciation, if any, of the common stock. The market value of the common stock on the March 27, 2002 grant date was $35.22; the value of the common stock at the end of those options' term based on a compounded 5% growth rate would be $57.37 per share and based on a compounded 10% growth rate would be $91.35 per share.

(2) The options are non-qualified, non-transferable other than by will or the laws of descent and distribution, and become exercisable in full one year from the date of grant and are exercisable for nine years, unless terminated sooner in the event of death, disability, retirement or termination of employment.

(3) No gain to the optionee is possible without an increase in the stock price that will benefit all stockholders. A zero percent gain in stock price will result in zero dollars for the optionee.

OPTION EXERCISES AND 2002 YEAR-END OPTION VALUES

      The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock option exercises and 2002 year-end stock option values. This table excludes shares purchased under the Employee Stock Purchase Plan.

                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                      Number of Securities            Value of Unexercised
                              Number of Shares        Value          Underlying Unexercised           In-the-Money Options
                                  Acquired          Realized        Options at 2002 Year-End          at 2002 Year-End (1)
                                  --------          --------        ------------------------          --------------------
        Name                                                        Exercisable/Unexercisable      Exercisable/Unexercisable
        ----                                                        -------------------------      -------------------------
M. R. Young ...............          0                  0               293,000 /100,000                  $ 329,063/0
W. J. Kennedy .............          0                  0                176,200/20,000                   $ 131,625/0
P. C. Spellar .............          0                  0                130,700/25,000                   $  52,650/0
T. Huntington .............          0                  0                 74,900/20,000                   $  26,325/0
C. D. Myers ...............          0                  0                 78,800/25,000                   $  65,813/0

      (1) Based upon an assumed fair market value of $25.57 per share, which was the closing price on the New York Stock Exchange of the common stock on December 31, 2002.

                       LONG-TERM INCENTIVE PLANS - AWARDS
                               IN LAST FISCAL YEAR

      The Company's Incentive Compensation Plan has a mid-term element which measures performance at the end of a three-year period against performance objectives approved by the Compensation Committee. Objectives set for the period from 2002 through 2004 are earnings per share and return on net capital employed. The table below sets forth the approximate amount that would be paid to each executive officer named in the Summary Compensation Table if the threshold, target and maximum levels of performance are achieved. If threshold performance is not reached, there is no payout.

                    Number of                                   Estimated Future Payouts under Non-Stock Price Based Plans
                  Shares, Units    Performance or other Period  ----------------------------------------------------------
    Name         or Other Rights   until Maturation or Payout   Threshold ($)          Target ($)             Maximum ($)
    ----         ---------------   --------------------------   -------------          ----------             -----------
M. R. Young               0            December 31, 2004          205,008                410,016               1,640,062
W. J. Kennedy             0            December 31, 2004          113,037                226,073                 904,292
P. C. Spellar             0            December 31, 2004          115,421                230,842                 923,368
T. Huntington             0            December 31, 2004           96,045                192,091                 768,362
C. D. Myers               0            December 31, 2004          103,679                207,358                 829,432

RETIREMENT PLANS

      The Company has a defined benefit retirement plan (the "Retirement Plan") covering the salaried employees of certain of the Company's business units who are not subject to collective bargaining agreements. The Retirement Plan covers each of the officers named in the Summary Compensation Table.

      The following table indicates the amount of annual retirement income which would be payable under the Retirement Plan (but for certain limitations imposed by the Code) at normal retirement age to participants in specified salary and bonus levels and years of credited service categories. For 2002 the Code limits to $200,000 the amount of earnings that may be taken into account to calculate benefits, and to $160,000 the benefits payable. The limits are adjusted annually for inflation.

Assumed Average Annual
 Earnings for Highest
   Five Consecutive
   Years in 10 Years               15 Years      20 Years      25 Years      30 Years       35 Years
 Preceding Retirement               Service       Service       Service       Service        Service
 --------------------               -------       -------       -------       -------        -------
     $  150,000 .................  $ 36,000     $  48,000     $  60,000     $   72,000     $   75,750
        200,000 .................    48,000        64,000        80,000         96,000        101,000
        300,000 .................    72,000        96,000       120,000        144,000     $  151,500
        400,000 .................    96,000       128,000       160,000        192,000        202,000
        500,000 .................   120,000       160,000       200,000        240,000        252,500
        600,000 .................   144,000       192,000       240,000        288,000        303,000
        700,000 .................   168,000       224,000       280,000        336,000        353,500
        800,000 .................   192,000       256,000       320,000        384,000        404,000
        900,000 .................   216,000       288,000       360,000        432,000        454,500
      1,000,000 .................   240,000       320,000       400,000        480,000        505,000
      1,100,000 .................   264,000       352,000       440,000        528,000        555,500
      1,200,000 .................   288,000       384,000       480,000        576,000        606,000
      1,300,000 .................   312,000       416,000       520,000        624,000        656,500
      1,400,000 .................   336,000       448,000       560,000        672,000        707,000
      1,500,000 .................   360,000       480,000       600,000        720,000        757,500
      1,600,000 .................   384,000       512,000       640,000        768,000        808,000
      1,700,000 .................   408,000       544,000       680,000        816,000        858,500
      1,800,000 .................   432,000       576,000       720,000        864,000        909,000
      1,900,000 .................   456,000       608,000       760,000        912,000        959,500
      2,000,000 .................   480,000       640,000       800,000        960,000      1,010,000
      2,100,000 .................   504,000       672,000       840,000      1,008,000      1,060,500

      The compensation covered by the Retirement Plan consists of base salary and bonus paid in that year. The covered compensation (excluding the effect of Code limitations) and credited years of service, as of December 31, 2002, for each of the officers named in the Summary Compensation Table above were as follows: Mr. Young - $1,480,852, 3 years; Mr. Kennedy - $475,098, 7 years; Mr. Spellar - $576,217, 10 years; Mr. Huntington - $389,394, 5 years; and Mr. Myers
- $367,605, 9 years.

      The benefits shown in the above table are subject to reduction by an amount equal to a percentage of Social Security benefits. The benefits are calculated on a straight-life annuity basis assuming retirement at age 65.

      The Company has a defined benefit supplemental retirement plan (the "Supplemental Executive Retirement Plan") covering certain key executive officers, including Messrs. Young, Kennedy, Spellar, Huntington and Myers.

      The following table indicates the amount of annual retirement income which would be payable under the Supplemental Executive Retirement Plan at normal retirement age to participants in specified salary and bonus levels and years of credited service categories.

     Assumed Average
   Annual Earnings for
Highest Three Consecutive
     Years in 5 Years                     15 Years      20 Years      25 Years      30 Years      35 Years
   Preceding Retirement                    Service       Service       Service       Service       Service
   --------------------                    -------       -------       -------       -------       -------
      $  300,000 ......................   $112,500      $150,000       $150,000     $150,000      $150,000
         400,000 ......................    150,000       200,000        200,000      200,000       200,000
         500,000 ......................    187,500       250,000        250,000      250,000       250,000
         600,000 ......................    225,000       300,000        300,000      300,000       300,000
         700,000 ......................    262,500       350,000        350,000      350,000       350,000
         800,000 ......................    300,000       400,000        400,000      400,000       400,000
         900,000 ......................    337,500       450,000        450,000      450,000       450,000
       1,000,000 ......................    375,000       500,000        500,000      500,000       500,000
       1,100,000 ......................    412,500       550,000        550,000      550,000       550,000
       1,200,000 ......................    450,000       600,000        600,000      600,000       600,000
       1,300,000 ......................    487,500       650,000        650,000      650,000       650,000
       1,400,000 ......................    525,000       700,000        700,000      700,000       700,000
       1,500,000 ......................    562,500       750,000        750,000      750,000       750,000

      The Supplemental Executive Retirement Plan provides a retirement benefit equal to up to 50% (based on a maximum of 20 years of credited service) of the officer's highest average salary and bonus for three out of the last five years preceding retirement. The covered compensation and credited years of service under the Supplemental Executive Retirement Plan based on 2002 salaries and bonuses as of December 31, 2002, would be approximately: Mr. Young - $1,033,899, 17 years; Mr. Kennedy - $561,375, 10 years; Mr. Spellar - $591,017, 20 years; Mr. Huntington - $429,540, 11 years, and Mr. Myers - $465,778, 9 years.

      The benefits shown in the above table are subject to reduction by an amount equal to a percentage of Social Security benefits and benefits under the Retirement Plan. The benefits are calculated on a straight-life annuity basis assuming retirement at age 62.

      The Evcon Industries, Inc. Retirement Plan for Salaried Employees in which Mr. Young participated from 1991 until 1995 and Mr. Huntington participated from 1992 until 1995, is intended to provide Mr. Young and Mr. Huntington with retirement benefits. As of December 31, 2002, upon attaining age 65, Mr. Young and Mr. Huntington are eligible to receive an annual retirement benefit of $18,953 and $12,843, respectively.

      The Frick/Frigid Coil Pension Plan for Salaried Employees (the "Frick Plan"), in which Mr. Spellar participated from 1979 until his transfer to the Retirement Plan in 1992, is intended to provide Mr. Spellar with retirement benefits. Upon attaining age 65, Mr. Spellar is eligible to receive an annual retirement benefit of $16,289 from the Frick Plan.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

      The Company has entered into Employment Agreements with certain key executives, including the individuals named in the Summary Compensation Table. The agreements with Messrs. Young, Kennedy, Spellar, Huntington and Myers have a three-year term and are automatically extended in the absence of notice to the contrary by either party. The agreements provide for a base salary no less than that in effect on the date they were entered into. In addition, the Agreements provide that, in the event the executive's employment is terminated by the Company other than for cause, the executive will receive payment of his salary and target bonus for the remainder of the employment period, health and welfare benefits during that period, and service credit for that period under the Company's Retirement Plan and Executive Supplemental Retirement Plan. The Agreements also provide for an additional payment equal to two years' salary and target bonus in return for an agreement on the part of the executive not to compete with the Company for a period of two years.

      The Company maintains severance agreements with certain of its key employees, including the individuals named in the Summary Compensation Table, which provide severance benefits in the event the employee's employment terminates in connection with or for a period following a change in control of the Company. In such event, the employee would receive a payment equal to three times his or her annual base salary and target bonus, together with continued health insurance benefits until the earlier of 36 months or the obtaining of similar coverage from another employer. Amounts payable under the agreements will be cut back to the extent they would not be tax deductible under Section 280G of the Code.

STOCK PERFORMANCE GRAPH

      The following chart compares the cumulative total return on the Company's common stock for the 5-year period from December 31, 1997 through December 31, 2002 to the cumulative total return for the same period of the Standard & Poor's (S&P) Midcap 400 Index, the S&P 400 capital goods, the S&P 500 capital goods and the Industrial Component of the Standard & Poor's Midcap 400 Index. The graph assumes that the value of the investment in the common stock and each index was $100 on December 31, 1997 and that all dividends were reinvested.

            COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN AMONG YORK INTERNATIONAL, THE S&P MIDCAP 400 INDEX, THE S&P 400 CAPITAL GOODS, THE S&P 500 CAPITAL GOODS AND THE PEER GROUP. THE PEER GROUP IS THE
                     INDUSTRIAL COMPONENT OF THE MIDCAP 400.

                         [FIVE YEAR PERFORMANCE CHART]

                                        INDEXED RETURNS
                                         Years Ending

                                          Base
                                         Period
Company Name/Index                       Dec97       Dec98          Dec99          Dec00          Dec01          Dec02
----------------------------------------------------------------------------------------------------------------------
YORK INTL                                100         104.40         71.41           81.75        103.51          70.80
S&P MIDCAP 400 INDEX                     100         119.12        136.65          160.57        159.60         136.44
S&P 400 CAPITAL GOODS                    100         100.92        115.26          115.77        126.63         113.70
S&P 500 CAPITAL GOODS                    100         114.74        149.57          157.40        141.56         102.55
PEER GROUP                               100         101.90        116.01          123.59        125.71         104.35

                            OWNERSHIP OF COMMON STOCK

                  OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information as of March 4, 2003 with respect to beneficial ownership of shares of the Company's common stock, assuming exercise of options exercisable within 60 days of such date, by each Director, by each executive officer named in the Summary Compensation Table and by all Directors and executive officers as a group. Except as otherwise noted, the beneficial owners have sole voting and investment power as to all such shares.

                                                                             Number of
                                                                               Shares
                                                                            Beneficially   Percentage of
         Name of Beneficial Owner                                             Owned (a)     Outstanding
         ------------------------                                             ---------     -----------
Gerald C. McDonough (b) ..............................................         93,150             *
W. Michael Clevy  (c) ................................................         19,000             *
J. Roderick Heller, III ..............................................          4,000             *
Robert F. B. Logan (d) ...............................................        126,082             *
Paul J. Powers  (e) ..................................................         19,000             *
Donald M. Roberts (f) ................................................        108,980             *
James A. Urry (g) ....................................................         36,135             *
Michael R. Young (h) .................................................        436,614             *
Wayne J. Kennedy (i) .................................................        216,310             *
Peter C. Spellar (j) .................................................        218,937             *
Thomas F. Huntington (k) .............................................         98,065             *
C. David Myers (l) ...................................................        140,760             *
All directors and executive officers of the Company as a group
        (18 persons) (m) .............................................      2,054,280           5.2%

----------
* Represents less than 1.0% of the aggregate shares of common stock outstanding.

(a) Includes shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2003.

(b)   Includes 27,500 shares issuable upon exercise of options.

(c)   Includes 14,000 shares issuable upon exercise of options.

(d) Includes 200 shares owned by Mr. Logan's wife as to which Mr. Logan has no voting or investment power and disclaims beneficial ownership, 27,500 shares issuable upon exercise of options, and 7,989 shares representing Director fees deferred into the York Common Stock Fund of the Company's Deferred Compensation Plan.

(e)   Includes 14,000 shares issuable upon exercise of options.

(f) Includes 13,679 shares owned by Mr. Roberts' adult child and 13,678 shares owned by Mr. Roberts' wife on behalf of their two children as to which Mr. Roberts has no voting or investment power and as to which he disclaims beneficial ownership, 27,500 shares issuable upon exercise of options, and 1,087 shares representing Director fees deferred into the York Common Stock Fund of the Company's Deferred Compensation Plan.

(g) Includes 27,500 shares issuable upon exercise of options, and 8,569 shares representing Director fees deferred into the York Common Stock Fund of the Company's Deferred Compensation Plan.

(h)   Includes 393,000 shares issuable upon exercise of options.

(i)   Includes 196,200 shares issuable upon exercise of options.

(j) Includes 28,000 shares held in trust for Mr. Spellar's children and 500 shares owned by his wife, as to which he disclaims any beneficial ownership, and 155,700 shares issuable upon exercise of options.

(k)   Includes 94,900 shares issuable upon exercise of options.

(l)   Includes 103,800 shares issuable upon exercise of options.

(m)   Includes 1,522,412 shares issuable upon exercise of options.

                      OWNERSHIP OF OTHER BENEFICIAL OWNERS

The following table sets forth information concerning entities that are known by us to own more than five percent of the outstanding shares of our Common Stock

                                    Voting                 Dispositive        Total Amount         Percent
                                   Authority                Authority         of Beneficial          Of
Name and Address                Sole       Shared        Sole       Shared      Ownership           Class
----------------                -----      -------       -----      -------     ----------          -----
Capital Group                 2,935,020          0     3,308,380          0     3,308,380            8.4%
International, Inc. (1)
11100 Santa Monica Blvd.
Los Angeles, CA  90025

Barclays Global
Investors NA (2)              3,073,389          0     3,073,389          0     3,073,389           7.79%

45 Fremont St., 17th
Floor
San Francisco, CA  94105

----------
      (1) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2003 by Capital Group International, Inc. on behalf of its subsidiaries, Capital Guardian Trust Company, Capital International Limited and Capital International S.A.

      (2) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003 on behalf of itself and Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Trust and Banking Company (Japan) Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Investments, Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank & Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Private Bank and Trust Limited (Suisse).

                      EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2002 with respect to shares of the Company's Common Stock that may be issued under equity compensation plans:

Plan category             Number of securities    Weighted-average        Number of securities
                          to be issued upon       exercise price of       remaining available
                          exercise of             outstanding options,    for future issuance
                          outstanding options,    warrants and rights     under equity
                          warrants and rights                             compensation plans
                                                                          (excluding securities
                                                                          reflected in column (a)
                                  (a)                     (b)                       (c)
-------------------------------------------------------------------------------------------------
Equity compensation           5,388,703 (1)              $34.28                  2,264,231 (2)
plans approved by
security holders

Equity compensation                   0                       0                          0
plans not approved by
security holders
                              ---------                  ------                  ---------
         Total                5,388,703                  $34.28                  2,264,231
                              =========                  ======                  =========

(1) Includes outstanding options under the Company's Amended and Restated 1992 Omnibus Stock Plan, its Amended and Restated 2002 Omnibus Stock Plan and its 1992 Employee Stock Purchase Plan.
(2) Includes securities available for issuance under the Company's Amended and Restated 2002 Omnibus Stock Plan and its 1992 Employee Stock Purchase Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership. They are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of such forms provided to us and written representations from our Executive Officers and Directors, we believe that all persons subject to the reporting requirements of Section 16(a) filed the required reports for 2002 in a timely manner, except that there was one inadvertent omission to submit a timely report with respect to one transaction involving the Company's withholding shares to satisfy the tax withholding obligation upon the vesting of restricted stock owned by C. David Myers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Capital Guardian Trust Company, an affiliate of Capital Group International, Inc., which holds more than 5% of the Company's stock, manages portions of the Company's pension plan assets. The agreements for these services were entered into on an arm's-length basis.

      Wayne J. Kennedy, an executive officer of the Company, had a loan in the amount of $99,900 from the Company outstanding during 2002 in connection with his relocation to Bristol, Virginia. The loan was repaid in March, 2003.

                                  PROPOSAL TWO

                             INDEPENDENT ACCOUNTANTS

      The Audit Committee of the Board of Directors of the Company has selected and the Board of Directors recommends the ratification of the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2003.

      Representatives of KPMG LLP are expected to be present at the meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF
                          THE INDEPENDENT ACCOUNTANTS.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is composed of three independent Directors and operates under a written charter that was first adopted by the Board in May 2000 and revised and re-approved by the Board in September 2002. The Charter of the Audit Committee is attached as Appendix A.

      The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. It selects and retains, subject to stockholder ratification, the Company's independent accountants. Management is responsible for the Company's internal controls and the financial reporting process and management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on the conformity of the financial statements to accounting principles generally accepted in the United States. The Committee's responsibility is to monitor and oversee these processes.

      The Committee held eight meetings in 2002. The Committee met with and held discussions with management and KPMG LLP, the Company's independent auditors. The Committee reviewed and discussed the Company's audited financial statements with both. The Committee discussed with KPMG LLP the firm's independence and received a written disclosure as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence. The Committee also reviewed with KPMG the matters required to be communicated under Statement on Auditing Standards No. 61 concerning their evaluation of the Company's internal controls and the overall quality of the Company's accounting and financial reporting.

      Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual

Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

The Audit Committee

Donald M. Roberts, Chairman
Robert F.B. Logan
James A. Urry

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

KPMG LLP has been the independent accounting firm that audits the financial statements of the Company and its subsidiaries. In accordance with standing policy, KPMG LLP periodically changes their personnel who work on the audit.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2001 and 2002, and fees billed for other services rendered by KPMG LLP.

                                             2002                  2001
Audit Fees                                $3,974,942            $3,090,875

Fees for Financial Systems                         0                     0
Design and Implementation

All Other Fees:
        Audit-related                        822,496               959,250
        Other                              1,241,521             1,775,598

Audit fees include statutory audits at certain locations outside the United States. Audit-related fees include audits of employee benefit plans and internal audit services. Other fees consist primarily of fees for tax consultation and tax compliance services.

The Audit Committee reviews summaries of services provided by KPMG LLP and the related fees, and has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP.

                                 OTHER BUSINESS

      As of the date of this proxy statement, the Company does not intend to bring any other matters before the 2003 Annual Meeting requiring action of the stockholders, nor does it have any information that other matters will be brought before the meeting. However, if any other matters requiring the vote of the stockholders properly come before the 2003 Annual Meeting, it is the intention of the proxy committee to vote the proxy in accordance with their best judgment.

                                                   JANE G. DAVIS
                                                   Vice President, Secretary and
                                                   General Counsel

April 11, 2003

                                                                      APPENDIX A

                         York International Corporation
            Charter of the Audit Committee of the Board of Directors

                              Adopted May 25, 2000

                           Revised September 26, 2002

Purpose

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of York International Corporation (the "Company") shall assist Board oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's independent audit function and independent auditors. The Committee shall prepare the Audit Committee Report required by the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement. Management of the Company is responsible for the Company's financial statements, for establishing and maintaining the related systems of internal control and for the Company's compliance with applicable laws and regulations.

Structure and Membership

The Board shall determine the size and composition of the Committee in accordance with the applicable rules of the New York Stock Exchange, the Commission and other applicable regulatory authorities, but the Committee shall have no fewer than three members. All of the members of the Committee shall be Directors independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment. Each member of the Committee shall be financially literate and the Chair shall have financial expertise, as determined by the Board. No member of the Committee shall simultaneously serve on the audit committee of more than two public companies unless the Board finds that such service will not impair the ability of the member to serve effectively on the Committee. No member of the Committee shall receive any compensation from the Company other than fees for serving as a Director or member or chair of a committee of the Board. A Director who holds or is affiliated with the holder of 20% or more of the Company's stock may not chair the Committee or be a voting member of it.

Meetings

The Committee shall meet not less than four times each year. The Committee may invite to its meetings or meet privately with others, including representatives of the Company's internal audit function, independent auditors, and operating and financial management of the Company. The Committee shall regularly report its activities to the Board.

Retention of Auditors and Advisors

The Committee shall have the sole authority to retain and terminate the Company's independent auditors (subject to stockholder approval, if required or sought) and any outside firm providing internal audit services. The Committee shall have the sole authority to approve all audit engagement fees and terms and any significant non-audit engagements with the independent auditors. The Committee shall also have the authority to retain attorneys or such other advisors as it may deem appropriate. The Company shall provide sufficient funding for the payment of auditors and other advisors retained by the Committee.

Activities

In performing its responsibilities, the Committee shall:

- Retain, oversee and determine the compensation of the Company's independent auditors and any firm providing internal audit services

- Review and discuss with the independent auditors their annual audit plan, and any changes thereto reported to the Committee

- Meet with the independent auditors and operating and financial management of the Company to review matters relating to the annual audit of the Company's financial statements

- Review the Company's annual audited financial statements and quarterly financial statements with management of the Company and the independent auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations, and discuss with the independent auditors (1) the matters required to be communicated by Statement on Auditing Standards No. 61, Communication with Audit Committees, and (2) the auditors' independence, and based on such review and discussions, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report to be filed on Form 10-K with the Commission

- Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies

-     Discuss policies with respect to risk assessment and risk management

- Review letters to management of the Company prepared by the independent auditors relating to internal control and financial and accounting matters, and any responses thereto prepared by management of the Company

- Review and discuss with the independent auditors and management of the Company the information prepared by the independent auditors and included pursuant to applicable professional and regulatory requirements, including Statement on Auditing Standards No. 61, Communication with Audit Committees, and pronouncements of the Independence Standards Board, and consider, after appropriate dialogue, the effect on the independence and objectivity of the independent auditors of any relationships between the Company or its management and the independent auditors, and of any other services provided by the independent auditors

- Review and discuss with the independent auditors and management of the Company any reports prepared by the independent auditors relating to other procedures completed by the independent auditors

- Meet separately, at least quarterly, with appropriate representatives of management and of the independent auditors and internal auditors to consider any matters raised by them, including any audit problems or difficulties and management's response

- Meet separately with the independent auditors to (1) make clear to them that they are accountable to the Committee as a committee of the Board and
      (2) discuss the independent auditors' judgments about the quality of the Company's accounting principles

- Periodically review and consider the internal audit long range and annual audit plans

- Review periodic reports provided by internal audit setting forth its progress toward completion of the annual internal audit plan, any significant deviations from or changes to the annual internal audit plan reported to the Committee, the results of internal audit procedures completed and reported to the Committee, and any other matters brought to the attention of the Committee by the internal auditors, and any responses of management of the Company to internal audit reports and recommendations

- Review periodic reports prepared by the Company's General Counsel concerning compliance with the Company's ethical policies standards, and applicable laws and regulations

- Consider other matters and undertake activities, including engagement of outside advisors, from time to time which the Committee believes appropriate to meeting its responsibility to oversee the financial reporting of the Company and the related financial and accounting control systems of the Company

- Prepare an annual report of the Committee for inclusion in the Company's annual proxy statement as required by the rules of the Commission

- Review annual affirmations provided to the New York Stock Exchange (the "Exchange") pursuant to its regulations relating to compliance with rules established by the Exchange with respect to the composition of the Committee and the qualifications of members of the Committee

- Consider annually the adequacy of this Charter, and submit to the Board for adoption any changes to the Charter deemed appropriate in the circumstances

- Establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters

- Resolve disagreements between management and the auditors regarding financial reporting

- At least annually, obtain and review a report by the independent auditor describing (1) the firm's internal quality control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and (3) all relationships between the independent auditor and the Company

- Establish hiring policies for employees or former employees of the independent auditors

- Undertake an annual review and evaluation of the Committee's performance. The Committee shall conduct such review and evaluation in such manner as it deems appropriate.

Communications

The Committee shall make clear to the independent auditors, the internal auditors, and management and employees of the Company that, whenever matters come to their attention which they believe should be urgently communicated to the Committee, such matters should be communicated immediately to the Chair of the Committee. When any member of the Committee learns of information he or she believes should be communicated to the Board, he or she shall promptly notify the Chair of the Committee.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits in accordance with generally accepted auditing standards or to determine that the Company's financial statements and disclosures are complete and accurate and are prepared in accordance with generally accepted accounting principles. The independent auditor is responsible for planning and conducting such audits, and management of the Company is responsible for preparing the Company's financial statements in accordance with generally accepted accounting principles and that disclosures are complete and accurate. It is the duty of management and not of the Committee to assure compliance with laws and regulations and the Company's Employee Code of Conduct.

--------------------------------------------------------------------------------
[YORK INTERNATIONAL LOGO]       TWO NEW WAYS TO VOTE
                            VOTE BY INTERNET OR TELEPHONE
                           24 HOURS A DAY - 7 DAYS A WEEK
                 SAVE YOUR COMPANY MONEY - IT'S FAST AND CONVENIENT
--------------------------------------------------------------------------------


       TELEPHONE                               INTERNET                                     MAIL
       ---------                               --------                                     ----
    1-866-252-6949                 HTTPS://WWW. PROXYVOTENOW.COM/YRK

Use any touch-tone                      Use the Internet to vote                  Mark, sign and date your
telephone to vote your                  your proxy. Have your                     proxy card and return it
proxy. Have your proxy       OR         proxy card in hand when              OR   in the postage-paid
card in hand when you                   you access the website.                   envelope we have provided.
call. You will be prompted              You will be prompted to                   Make sure the pre-printed
to enter your control                   enter your control number,                address shows through the
number, located in the box              located in the box below,                 envelope window. Please do
below, and then follow the              to create an electronic                   not mail additional cards
simple directions.                      ballot.                                   in the return envelope.

                                                    ----------------------------
                                                         CONTROL NUMBER FOR
                                                    TELEPHONE OR INTERNET VOTING
                                                    ----------------------------

     DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET
--------------------------------------------------------------------------------

|_|  PLEASE VOTE, SIGN, DATE AND                      |X|
     RETURN PROMPTLY IN THE ENCLOSED       VOTES MUST BE INDICATED
     ENVELOPE.                               IN BLACK OR BLUE INK.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW AND A VOTE "FOR" PROPOSAL 2.

1. Election of Directors

FOR         WITHOLD                              2. Ratify the appointment of         FOR   AGAINST  ABSTAIN
ALL  |_|    FOR ALL  |_|   EXCEPTIONS |_|           KPMG LLP as the Company's         | |     | |      | |
                                                    independent accountants.
Nominees: 01-Gerald C. McDonough,
          02- Michael R. Young,                     IF PROPERLY EXECUTED, THE SHARES REPRESENTED
          03-W. Michael Clevy, 04-J.                BY THIS PROXY WILL BE VOTED IN THE MANNER
          Roderick Heller, III,                     DIRECTED HEREIN BY THE UNDERSIGNED
          05-Robert F.B. Logan,                     STOCKHOLDER, OR TO THE EXTENT DIRECTIONS ARE
          06-Paul J. Powers,                        NOT GIVEN, SUCH SHARES WILL BE VOTED FOR
          07-Donald M. Roberts, and                 EACH OF THE NOMINEES AND FOR PROPOSAL 2.
          08-James A Urry
                                                    To include any comments, please mark this box.  | |
(INSTRUCTIONS: TO WITHHOLD
AUTHORITY TO VOTE FOR ANY                                                          ------------------
INDIVIDUAL NOMINEE, MARK                                                                SCAN LINE
THE "EXCEPTIONS*" BOX AND                                                          ------------------
WRITE THAT NOMINEE'S NAME
ON THE FOLLOWING BLANK
LINE.)


Exceptions* ______________________________

                                                    Date     Share Owner sign here           Co-Owner sign here
                                                    ----     ---------------------           -------------------

                                                    ----     ---------------------           -------------------



                                      4263

--------------------------------------------------------------------------------
                         YORK INTERNATIONAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Jane G. Davis and C. David Myers, or either of them, the proxy or proxies of the undersigned with full powers of substitution, to vote all shares of Common Stock of York International Corporation held of record by the undersigned at the close of business on March 24, 2003 at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 22, 2003, at 8:00 a.m. CDT, and at any adjournment or adjournments thereof, upon the following matters set forth on the reverse side.

(Continued and to be signed on the reverse side)

To vote by telephone                                            Mark this box if you plan     | |
or internet, please                                             to attend the Annual
see the reverse side                                            Meeting.
of this card. To vote
by mail, please sign and
date this proxy card on
the reverse, tear off at
the perforation and mail       YORK INTERNATIONAL CORPORATION  If you agree to access our     | |
promptly in the enclosed       P.O. BOX 11111                  Annual Report and Proxy
postage-paid envelope.         NEW YORK, N.Y. 10203-0111       Statement electronically
                                                               in the future, please mark
To change your address,    | |                                 this box. This consent
please mark this box                                           will remain in effect
and indicate below.                                            until you notify York
                                                               International Corporation
-----------------                                              by mail that you wish to
                                                               resume mail delivery of
                                                               the Annual Report and
                                                               Proxy Statement.

--------------------------------------------------------------------------------